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                                                                   Exhibit 23.01


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Experts" in Amendment No. 1 of the Registration Form (Form S-3) and the incorporation by reference therein of our report dated August 5, 1997, with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1997, filed with the Securities and Exchange Commission.



                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
April 27, 1998